SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 19, 2012

Date of Report (Date of Earliest Event Reported)

Iron Eagle Group, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	0-22965	27-1922514
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 West 62nd Street, Suite 23F
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(888) 481-4445

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

Tru-Val Electric Awards

Iron Eagle Group, Inc., a construction and contracting services provider in the infrastructure, commercial, and government markets, announced on September 19, 2012 that Tru-Val Electric, its 100% owned subsidiary, has signed over $17,000,000 of new awards in the last ten days.  These include the SUNY Academic Building, the Paramount Building renovation and the Paramount parking garage addition. Tru-Val will be responsible for the electrical work for these projects.

The SUNY Academic Building is a new 118,000 square feet, 9 story, state-of-the-art training facility and will be located in downtown Brooklyn. It is being constructed adjacent to the SUNY Downstate Medical Center, SUNY’s existing basic life science facility that Tru-Val has also previously constructed. This is a continuation of Tru-Val’s 10 year relationship with SUNY.

The Paramount Building is part of the Beacon complex in Jersey City, NJ. It is a 22 story complete gut and renovation of the existing facility into a doorman luxury building with 231 apartments and a gym.  Tru-Val also won the award to install the electric work for the building’s new garage complex.

Item 9.01:  Financial Statements and Exhibits

Exhibits

No.

Description

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Ex 99.1

Iron Eagle Press Release dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.

By:      /s/ Jason M. Shapiro

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         Jason M. Shapiro

         Chief Financial Officer

Dated:  October 2, 2012